Exhibit 99.1

Alliance One International, Inc.		Tel: 434 792 7511
512 Bridge Street
Post Office Box 681
Danville, VA 24543-0681
USA

NEWS RELEASE	Contact:	Ritchie L. Bond
(434) 791-6952

Alliance One Completes Full Redemption of Its 6 1/4% Convertible Subordinated Debentures Due March 31, 2007

Wednesday July 8, 6:00 pm ET

DANVILLE, Va., July 8 /PRNewswire-FirstCall/ — Alliance One International, Inc. (NYSE: AOI - News), formerly known as DIMON Incorporated (“DIMON”), announced today that it has completed its previously announced full redemption of its 6 1/4% Convertible Subordinated Debentures due March 31, 2007 (the “Debentures”), in accordance with the terms of the Indenture dated as of April 1, 1997, between DIMON and LaSalle Bank National Association (formerly known as LaSalle National Bank), as Trustee.

The Debentures were redeemed at a redemption price of 101.25% of the principal amount thereof, plus accrued and unpaid interest to July 8, 2005, which resulted in an aggregate redemption price of approximately $73.5 million, including approximately $101,845 million of accrued interest.

On July 8, 2005, interest on the Debentures ceased to accrue, and the only remaining right of holders of the Debentures is to receive payment of the redemption price upon surrender of the Debentures to the Trustee. Holders of the Debentures received by mail or electronic notice a Notice of Full Redemption setting forth the redemption procedures. The Debentures should be presented to the Trustee, as paying agent for the redemption, at the office of the Trustee as set forth below:

LaSalle Bank National Association

135 South LaSalle Street

Suite 1960

Chicago, Illinois 60603

Holders of the Debentures should contact the Trustee, LaSalle Bank National Association, at (312) 904-2970 for additional information concerning the redemption of the Debentures.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Debentures, nor shall there be any sale of these Debentures in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Alliance One is a leading independent leaf tobacco merchant. It selects, purchases, processes, stores, packs and ships tobacco grown in over 45 countries, and serves the world’s large multinational cigarette manufacturers in over 90 countries. For more information, visit the company’s website at http://www.aointl.com.

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of Alliance One’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, political instability in sourcing locations, currency and interest rate fluctuations, shifts in the global supply and demand position for tobacco products and the impact of regulation and litigation on Alliance One’s customers.

Alliance One does not undertake any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. Additional factors that could cause Alliance One’s results to differ materially from those described in the forward-looking statements can be found in Alliance One’s filings with the Securities and Exchange Commission (the “SEC”) which are available at the SEC’s Internet site (http://www.sec.gov).